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                                                                   EXHIBIT 99.1


       CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Manhattan Associates, Inc. (the "Company"), hereby each certify as follows:

         The Quarterly Report on Form 10-Q of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Dated this 15th day of May, 2003.


                                    /s/ Richard M. Haddrill
                                    -------------------------------------------
                                    Richard M. Haddrill, Chief Executive
                                    Officer


                                    /s/ Edward K. Quibell
                                    -------------------------------------------
                                    Edward K. Quibell, Chief Financial Officer


         A signed original of this written statement required by Section 906 has been provided to Manhattan Associates, Inc. and will be retained by Manhattan Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.